Exhibit 99.1

La Rosa Holdings Corp. Reports Unaudited Preliminary Revenue of Approximately $65 Million for Fiscal Year 2024, Achieving 104% Year-Over-Year Growth

Celebration, FL – January 23, 2025 – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for six agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today announced preliminary unaudited revenue for fiscal year 2024, totaling an estimated $65 million. This represents an approximately 104% increase in revenue year-over-year, as compared to revenue for 2023 fiscal year.

Joe La Rosa, CEO of La Rosa, commented, “Achieving over 100% year-over-year revenue growth underscores the strength of our business model. This remarkable performance was driven by strategic acquisitions of real estate brokerage franchisees and a significant increase in agent count. We anticipate that 2025 will be another strong year as we build on this momentum with ambitious plans for continued expansion. We are on track to close previously announced acquisition of a real estate brokerage firm in Q1 of 2025, which generated $19 million in revenue in 2023 and boasts a network of over 950 agents across multiple states. Looking ahead, we plan to expand into new states, acquire additional real estate brokerage firms, increase our agent count, and continuously enhance our technology.”

The preliminary revenue figures described in this press release are unaudited and subject to customary adjustments. The Company expects to file its full financial results for fiscal 2024 in due course, along with the filing of the Annual Report on Form 10-K with the SEC. The closings of the acquisitions mentioned in this press release are subject to, and contingent upon, the execution of a definitive agreement and other related transaction documents by the parties, corporate approval and customary closing conditions. There can be no assurances that these transactions will be consummated.

About La Rosa Holdings Corp.

La Rosa Holdings Corp. (Nasdaq: LRHC) is disrupting the real estate industry by offering agents a choice between a revenue share model or an annual fee-based model with 100% agent commissions. Leveraging its proprietary technology platform, La Rosa empowers agents and franchisees to deliver top-tier service to their clients. The Company provides both residential and commercial real estate brokerage services and offers technology-based products and services to its sales agents and franchise agents.

La Rosa’s business model is structured around internal services for agents and external services for the public, including residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. The Company has 26 La Rosa Realty corporate real estate brokerage offices and branches located in Florida, California, Texas, Georgia, North Carolina and Puerto Rico. The Company also has 6 La Rosa Realty franchised real estate brokerage offices and branches and 3 affiliated real estate brokerage offices in the United States and Puerto Rico. Additionally, the Company has a full-service escrow settlement and title company in Florida.

For more information, please visit: https://www.larosaholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, our ability to successfully integrate acquisitions into our business operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers’ economic condition, the impact of competitive services and pricing, general economic conditions, the successful integration of the Company’s past and future acquired brokerages, the effect of the recent National Association of Realtors’ landmark settlement on our business operations, and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other reports and documents that we file from time to time with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. Forward-looking statements contained in this press release are made only as of the date of this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com